Posting Supplement No. 110 dated January 30, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 358346

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358346	$9,500	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358346. Member loan 358346 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	TreasureTrooper	Debt-to-income ratio:	3.65%
Length of employment:	10 months	Location:	Independence, MO

Home town:	Kansas City
Current & past employers:	TreasureTrooper, Lunarpages
Education:	Northwest Missouri State University

This borrower member posted the following loan description, which has not been verified:

Need to consolidate credit card payments and pay off back taxes.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,707.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361244

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361244	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361244. Member loan 361244 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Dr. Bruckner	Debt-to-income ratio:	3.22%
Length of employment:	9 months	Location:	NEWBURGH, NY

Home town:	Newburgh
Current & past employers:	Dr. Bruckner
Education:	Mount Saint Mary College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit cards in order to have no worries about multiple payments. Having a once monthnly paymeny would be easy and smart

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	3
Revolving Credit Balance:	$15,137.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364212	$6,250	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364212. Member loan 364212 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	retired/Soc Sec	Debt-to-income ratio:	22.86%
Length of employment:	n/a	Location:	Atlanta, GA

Home town:	Phenix City
Current & past employers:	retired/Soc Sec, Retired/FEDEX/Soc SEC
Education:	Iowa University, Clark College

This borrower member posted the following loan description, which has not been verified:

I would like to have one credit card payment with a better rate %.You can contact me for information at my e-mail adress anytime.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1975	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	26
Revolving Credit Balance:	$59,272.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365091	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365091. Member loan 365091 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	14.70%
Length of employment:	n/a	Location:	san jose, CA

Home town:	Los Angeles
Current & past employers:	trident leasing corporation
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I am looking to refinance my credit card debt accumulated while in college. I have a steady job, and have never missed a payment on anything ever... I was also the treasurer and president of my fraternity while in school... and we never missed any payments either...

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,449.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369724

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369724	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369724. Member loan 369724 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,250 / month
Current employer:	Choice Logistics Inc.	Debt-to-income ratio:	10.05%
Length of employment:	22 years	Location:	SOUTH SALEM, NY

Home town:
Current & past employers:	Choice Logistics Inc., Dynamex, Inc.
Education:	BA, McGill University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan for short term purposes to consolidate some debt and pay off some other debts. I will more than likely pay this off within 6 months. Thank You

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,192.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371345

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371345	$5,600	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371345. Member loan 371345 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,000 / month
Current employer:	SELF EMPLOYED	Debt-to-income ratio:	22.60%
Length of employment:	6 years	Location:	EDINBURG, TX

Home town:	Mexico City
Current & past employers:	SELF EMPLOYED, Lockheed Martin Corp., Biomedical Enterprises, Tokyo Electron USA, Interpower Corporation
Education:	UT PanAmerican, UT San Antonio

This borrower member posted the following loan description, which has not been verified:

I have a credit card at a high rate that I would like to pay off as soon as possible. I have no problem making the payments. I just want to speed up the pay-off time.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,553.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373384

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373384	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373384. Member loan 373384 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,987 / month
Current employer:	Gouvis Engineering	Debt-to-income ratio:	20.59%
Length of employment:	9 months	Location:	MISSION VIEJO, CA

Home town:	Pomona
Current & past employers:	Gouvis Engineering, Noran Engineering
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Credit Card Refinance

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,379.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373750	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373750. Member loan 373750 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	The LIttle Gym	Debt-to-income ratio:	18.93%
Length of employment:	2 years 4 months	Location:	San Francisco, CA

Home town:	madera
Current & past employers:	The LIttle Gym, AcroSports
Education:	Apparrel Arts

This borrower member posted the following loan description, which has not been verified:

Loan to Consolidate debt

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,538.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373842

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373842	$8,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373842. Member loan 373842 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Ergon Energy Partners	Debt-to-income ratio:	4.35%
Length of employment:	5 years 6 months	Location:	Monroe, LA

Home town:	Monroe
Current & past employers:	Ergon Energy Partners
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

Loan for a major Purchase

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,935.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374231

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374231	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374231. Member loan 374231 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,618 / month
Current employer:	stonehill college	Debt-to-income ratio:	3.25%
Length of employment:	10 years	Location:	n.easton, MA

Home town:	Miami
Current & past employers:	stonehill college
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

Hi, House needs to be painted.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,891.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374275

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374275	$24,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374275. Member loan 374275 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Mesmo, Inc.	Debt-to-income ratio:	11.27%
Length of employment:	2 years 6 months	Location:	Palo Alto, CA

Home town:	West Hills
Current & past employers:	Mesmo, Inc., 3Com Corporation, Intraware, Inc., EQuill, Inc., Banc America Securities, Montgomery Securities
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I am the CEO and Co-Founder of MesmoTV and I would like to refinance credit card debt that I accumulated while raising $1+ million from top tier seed funds. MesmoTV has over 7 million registered users and is approaching profitability. The current interest rate on my credit card debt is over 24% I am currently earning a $160,000 salary and I'm paying off a small portion of the credit card debt each month but I would like to reduce the interest rate that I am paying and thus pay down my debt faster.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	46
Revolving Credit Balance:	$15,814.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 374309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374309	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374309. Member loan 374309 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	remus rich farms	Debt-to-income ratio:	11.73%
Length of employment:	40 years	Location:	ATHENS, WI

Home town:	athens
Current & past employers:	remus rich farms, scott remus
Education:

This borrower member posted the following loan description, which has not been verified:

work on house inside

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,417.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374445	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374445. Member loan 374445 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	US Army	Debt-to-income ratio:	15.00%
Length of employment:	13 years	Location:	Houston, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Military member needs assistance consolidating debt into one payment in preparation for family move and susbequent deployment.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,011.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374485	$14,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374485. Member loan 374485 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Genesys Telecommunications Laboratories	Debt-to-income ratio:	9.33%
Length of employment:	3 years	Location:	Miami Beach, FL

Home town:	Toronto
Current & past employers:	Genesys Telecommunications Laboratories
Education:	University of Toronto

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off all my outstanding bills. I want to pay down my debt quicker, and a loan from LendingClub will help reduce my interest charges. My financial situation: I am a good candidate for this loan because I am financially stable. I have a well paying and stable career with the leading CTI company. I am currently paying all my loans on time and more than minimum payments, but I want to reduce the actual interest I am paying. I haven't missed a payment with any of my lenders and my career is moving up steadily. I have had credit history for 4 years and never missed a payment, but I guess that's not enough for the automated systems to validate my history. As I've been on time and more than capable to pay my loans, I think that I have not been graded by capability to repay my loans, but simply because I have not had a long history of credit.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,101.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374502

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374502	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374502. Member loan 374502 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	3.65%
Length of employment:	n/a	Location:	Raleigh, NC

Home town:	Spartanburg
Current & past employers:	Emory University, Genetics Laboratory, Purdue Graduate School, Exit Realty First Chioce
Education:	College of Charleston, Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Good morning, I am working on my third year and real-estate and am seeking a loan for marketing purposes. You may have heard that real-estate is suffering now because of the recession. This is currently true except for the location I work, Raleigh, NC. Raleigh is actually seeing steady growth while the rest of the countries home prices are still slipping. Things will stabilize later on this year but in the meantime I am looking to increase the size of my business in preparation for this influx by getting this loan. My marketing plans include a website with Neighborhood Monthly Market Reports, Lead Generation Software, a personal assistant, and a buyer's agent. Those who spend money in a recession on their business see 200% profits afterward while those who don't only see 50% growth. How will I repay? I own three cash-flow properties, stocks, bonds, and have savings. This loan will give me the extra boost I need to see a successful year in real-estate. I am a trustworthy individual with a Bachelor's degree in science and some grad school in a PhD program. I am dedicated and honest. Thank you, -Sarah Tingen

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,238.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374510	$14,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374510. Member loan 374510 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	AMPREX	Debt-to-income ratio:	16.45%
Length of employment:	20 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	AMPREX
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am going back to school. In this competitive market, with all the changes, I have decided to go to school to stay competitive, I want to obtain my MBA, I am requesting this loan to cover part of my expenses for my school year. I have been in the same Job for 20 years and I want to move up. It's time to grow.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$95,801.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 374536

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374536	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374536. Member loan 374536 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	J&S Electric LLC	Debt-to-income ratio:	14.02%
Length of employment:	2 years 5 months	Location:	Colorado Springs, CO

Home town:	Moab
Current & past employers:	J&S Electric LLC, Power Plus Electric
Education:	Pikes Peak Community College

This borrower member posted the following loan description, which has not been verified:

To consolidate high intrest rates to lower one

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,002.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374555	$8,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374555. Member loan 374555 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	10.62%
Length of employment:	n/a	Location:	cambria heights, NY

Home town:	Queens
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating credit cards

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	1
Revolving Credit Balance:	$8,811.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374628

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374628	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374628. Member loan 374628 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	ABI-Anis Blemur Institute	Debt-to-income ratio:	17.71%
Length of employment:	11 years	Location:	miramar, FL

Home town:
Current & past employers:	ABI-Anis Blemur Institute, Mount Sinai Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I'm installing new stainless steel appliances for my recently remodeled kitchen.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,501.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374637	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374637. Member loan 374637 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Northwestern University	Debt-to-income ratio:	4.95%
Length of employment:	1 year	Location:	chicago, IL

Home town:	Lancaster
Current & past employers:	Northwestern University, Brown University
Education:	Oberlin College, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am hoping to take out a loan in order to finance a diamond engagement ring for my soon-to-be-fiance!

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,718.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374672	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374672. Member loan 374672 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Express Scripts	Debt-to-income ratio:	11.88%
Length of employment:	10 months	Location:	Saint Louis Park, MN

Home town:	Minneapolis
Current & past employers:	Express Scripts, Weststar Umpires
Education:	Minnesota State University-Mankato

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I want to consolidate into one monthly payment. With my interest rates in the mid-20's, interest has been taking a toll on knocking the debt down in a timely fashion. With Lending Club, I can cut my interest rate significantly, save money, and pay off my debt in under three years. I have never missed a payment on my mortgage, car loan, or credit cards in the eight years of establishing credit.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374725	$4,800	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374725. Member loan 374725 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	oum elqura corp	Debt-to-income ratio:	13.80%
Length of employment:	26 years	Location:	elizabeth, NJ

Home town:
Current & past employers:	oum elqura corp
Education:

This borrower member posted the following loan description, which has not been verified:

i just need this loan to moove to another apt in a nother city ,thank u

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,761.00	Public Records On File:	1
Revolving Line Utilization:	54.20%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 374765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374765	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374765. Member loan 374765 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	SALVATORE MILELLI	Debt-to-income ratio:	15.41%
Length of employment:	3 years 9 months	Location:	Morristown, NJ

Home town:	LANDING
Current & past employers:	SALVATORE MILELLI
Education:	Seton Hall University

This borrower member posted the following loan description, which has not been verified:

I used my credit card to make a payment for college and would like pay off my credit card and work towards being debt free asap.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,183.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374869	$9,600	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374869. Member loan 374869 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Murphy Law Office	Debt-to-income ratio:	10.12%
Length of employment:	1 year	Location:	LA CROSSE, WI

Home town:	Sudbury
Current & past employers:	Murphy Law Office, Midway Village and Museum Center
Education:

This borrower member posted the following loan description, which has not been verified:

I need to get rid of my credit card and a small medical bill before I get married in 6 weeks! I am a responsible hard working paralegal who had to use her credit cards last year to live on while I looked for a position. Getting this loan will change my LIFE!

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	36
Revolving Credit Balance:	$9,611.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374886	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374886. Member loan 374886 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Peoples National Bank	Debt-to-income ratio:	17.61%
Length of employment:	4 years 8 months	Location:	DeFuniak Springs, FL

Home town:
Current & past employers:	Peoples National Bank, Norwest Mortgage
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Would like to pay off high interest rate Credit Cards.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,765.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374894	$5,300	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374894. Member loan 374894 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Costco Wholesale	Debt-to-income ratio:	11.25%
Length of employment:	5 years 3 months	Location:	Berkeley, CA

Home town:	Berkeley
Current & past employers:	Costco Wholesale, UPS
Education:	University of California-Berkeley (Cal UC Berkeley), College of Alameda

This borrower member posted the following loan description, which has not been verified:

just looking fo a loan to consolidate my credit, figuered i'd try this place so that I know im getting a good deal no matter what option I decide to go with.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$873.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374940	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374940. Member loan 374940 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	A. Schulman, Inc.	Debt-to-income ratio:	6.78%
Length of employment:	10 years 7 months	Location:	Akron, OH

Home town:	Anderson
Current & past employers:	A. Schulman, Inc., Sealed Air Corporation, CT Film, Sonoco Products Company
Education:	Clemson University, Wake Forest University

This borrower member posted the following loan description, which has not been verified:

Need to reduce interest on revolving debt so balance can be paid down quicker.

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,055.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375042	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375042. Member loan 375042 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Antioch Printing	Debt-to-income ratio:	20.16%
Length of employment:	4 years	Location:	KANSAS CITY, MO

Home town:	Manila
Current & past employers:	Antioch Printing
Education:	Penn Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan to pay off my Credit Cards and pay a lower interest rate.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10,393.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375046	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375046. Member loan 375046 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Altus HMS	Debt-to-income ratio:	7.60%
Length of employment:	8 years	Location:	Sugar Land, TX

Home town:	Houston
Current & past employers:	Altus HMS
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I am making payment over 6 to 8 credit card and not bring the balance down, I like to make one payment and know in few years I will be out ot debt. Please help me and my family. Thanks

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	63	Months Since Last Delinquency:	13
Revolving Credit Balance:	$32,153.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 375077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375077	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375077. Member loan 375077 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	n/a	Debt-to-income ratio:	4.05%
Length of employment:	4 years	Location:	bronx, NY

Home town:
Current & past employers:	ERNST AND YOUNG LLP
Education:	Pace University BBA/MBA

This borrower member posted the following loan description, which has not been verified:

My fiance and I are a few months away from getting married and are in need of some extra cash to help pay for wedding expenses. Both of us have a steady income, hold stable jobs and have great credit. Your assistance will be greatly appreciated.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$552.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375086

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375086	$10,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375086. Member loan 375086 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,584 / month
Current employer:	Cigna	Debt-to-income ratio:	7.00%
Length of employment:	5 years	Location:	CLARKS SUMMIT, PA

Home town:	kingston
Current & past employers:	Cigna
Education:	The University of Scranton

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my 3 credit card payments into 1 monthly payment.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,720.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375141

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375141	$7,500	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375141. Member loan 375141 was requested on January 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,167 / month
Current employer:	Rivero Trucks	Debt-to-income ratio:	3.63%
Length of employment:	15 years 8 months	Location:	Ft Worth, TX

Home town:	Ft Worth
Current & past employers:	Rivero Trucks
Education:

This borrower member posted the following loan description, which has not been verified:

My Trucking Business is growing and I want to buy a new truck. I have excellent credit and my income is stable and will grow in the future.

A credit bureau reported the following information about this borrower member on January 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	6
Revolving Credit Balance:	$552.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375194

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375194	$22,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375194. Member loan 375194 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	8.40%
Length of employment:	5 years	Location:	Lyndonville, VT

Home town:	Lyndonville
Current & past employers:	Self-Employed
Education:	Lyndon State College

This borrower member posted the following loan description, which has not been verified:

We are currently looking for additional funds to help obtain and renovate a victorian house in rural VT. It is the old parsonage of the Congregational Chuch and is worth saving. We have been active in real-estate in our small town for years. Before and through the real-estate bubble and doing just fine right now. We own 5 apartment houses in town and have renovated and re-sold 3 houses there in the past. We are short on cash right now because we just completed renovations on 2 other 2000+ sqft houses.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,071.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375216	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375216. Member loan 375216 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,414 / month
Current employer:	Humana	Debt-to-income ratio:	23.12%
Length of employment:	1 year 3 months	Location:	Tampa, FL

Home town:	Philadelphia
Current & past employers:	Humana, Olive Garden, AMC Entertainment
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I will be using the money to help pay toward some credit cards, so I can take off a revolving interest to fixed interest payment. I have two credit cards that have around $3000 on them that I would like to use the money to lessen. I have also had a situation that has presented itself that I am in need of a lawyer and will use the money to pay the lawyer so I can make the payments over time instead of up front all at once which is not something I can afford at this time.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,058.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375241	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375241. Member loan 375241 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	20.50%
Length of employment:	8 years	Location:	ROSAMOND, CA

Home town:	Rosamond
Current & past employers:	Kaiser Permanente, Lancaster Community Hospital
Education:	Antelope Valley College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt, to make it easier to payoff in a timely manner. Therefore making it easier to accomplish my goals of closing higher interest rate cards. Thank you!

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,822.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375272	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375272. Member loan 375272 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	DENSO	Debt-to-income ratio:	7.09%
Length of employment:	7 years 4 months	Location:	Greeley, CO

Home town:	Denver
Current & past employers:	DENSO, Howard Engineering
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Consolidating high interest debt to a more reasonable credit amount for 3-5 years.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	50
Revolving Credit Balance:	$10,047.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375276	$6,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375276. Member loan 375276 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,907 / month
Current employer:	Pizzaovens.com	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	LEXINGTON, KY

Home town:	Kalamazoo
Current & past employers:	Pizzaovens.com, Precision Staffing, Inc
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

A loan of $5,000 to pay off high interest credit card debts and to be payed back over 3 year or less term, in order to get myself fully out of debt.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375279

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375279	$25,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375279. Member loan 375279 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	OdorSCIENCE	Debt-to-income ratio:	9.80%
Length of employment:	7 years	Location:	Oradell, NJ

Home town:	Cleveland
Current & past employers:	OdorSCIENCE, Unilever
Education:	Marist College

This borrower member posted the following loan description, which has not been verified:

emeging growth business needs 25K to increase manufacturing capacity for orders

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$243,979.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 375287

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375287	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375287. Member loan 375287 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	England Logistics	Debt-to-income ratio:	7.13%
Length of employment:	3 months	Location:	draper, UT

Home town:	Las Vegas
Current & past employers:	England Logistics, True North
Education:	byu-idaho

This borrower member posted the following loan description, which has not been verified:

buying an existing cell phone business with an average gross income of 80,000 per month

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,358.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375297

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375297	$10,800	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375297. Member loan 375297 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	All state abatement professionals	Debt-to-income ratio:	6.78%
Length of employment:	3 years 2 months	Location:	Lawrence, MA

Home town:	Bani
Current & past employers:	All state abatement professionals, Randstad
Education:

This borrower member posted the following loan description, which has not been verified:

We are trying to get a loan for a family vacation.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$932.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375321

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375321	$19,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375321. Member loan 375321 was requested on January 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,678 / month
Current employer:	Chula Vista Elementary School District	Debt-to-income ratio:	22.25%
Length of employment:	16 years	Location:	Chula Vista, CA

Home town:	San Diego
Current & past employers:	Chula Vista Elementary School District
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Credit card and student loan consolidation

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	60
Revolving Credit Balance:	$13,303.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375368

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375368	$13,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375368. Member loan 375368 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Wisconsin Dept. of Corrections	Debt-to-income ratio:	8.16%
Length of employment:	10 years 5 months	Location:	Prairie du Chien, WI

Home town:	Elmira
Current & past employers:	Wisconsin Dept. of Corrections, Wyalusing Academy
Education:	State University of New York -Cortland, University of Northern Iowa

This borrower member posted the following loan description, which has not been verified:

To pay off a credit card

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$176.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375369	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375369. Member loan 375369 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Isle of Capri Casinos	Debt-to-income ratio:	17.76%
Length of employment:	1 year 4 months	Location:	Pomapano Beach, FL

Home town:	Pontiac
Current & past employers:	Isle of Capri Casinos, Chubbyz 2 Tavern, CVS Pharmacy, Denny's
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

Paying off balance of wedding in 2007.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$312.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375396

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375396	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375396. Member loan 375396 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,888 / month
Current employer:	Frontier Central School District	Debt-to-income ratio:	1.42%
Length of employment:	19 years	Location:	East Aurora, NY

Home town:	Buffalo
Current & past employers:	Frontier Central School District
Education:	Buffalo State College/ State University of New York at Fredonia

This borrower member posted the following loan description, which has not been verified:

Hi... I would like to pay off my credit card debt for myself and my husband. We have 4 cards with higher than usual rates and would like to pay them completely off. We have recently started a small home business and saw your article on the Lender's Club in Success magazine and thought what a great idea. We were about to consolidate these cards through conventional means but this seems so much better. We were very impressed with this service and hopefully as our business grows we can also become investors! Thank you very much for your consideration, Cheryl Slattery

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,399.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375401	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375401. Member loan 375401 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	ICC	Debt-to-income ratio:	15.10%
Length of employment:	6 years	Location:	SPARTA, NJ

Home town:	NY
Current & past employers:	ICC, Cline Davis and Mann
Education:	Saint Bonaventure University

This borrower member posted the following loan description, which has not been verified:

$10,000.00 loan to cover home furnishings for children's rooms

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	26
Revolving Credit Balance:	$11,274.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 375429

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375429	$4,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375429. Member loan 375429 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,458 / month
Current employer:	Montessori School of Beaverton	Debt-to-income ratio:	18.10%
Length of employment:	8 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Montessori School of Beaverton
Education:	Concordia University-Portland

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my loan with a better interest rate.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,321.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375436	$13,800	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375436. Member loan 375436 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	FTR Security	Debt-to-income ratio:	13.44%
Length of employment:	7 years 10 months	Location:	lehi, UT

Home town:	HAFB
Current & past employers:	FTR Security, United States Marine Corp., Boy Scouts of America, Safe Home Security, American Alarm Partners
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

We live near four universities within 20 minutes each and have numerous college students living in our area. My wife and I would like to finish the downstairs bedrooms and bathroom to rent out to married college couples for a second income over the next 10 - 15 years. Rent for a basement like ours will bring in about $700 a month. The loan will allow us to finish the bathroom and two bedrooms in our separate basement to complete the rental property for future young families use.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$12,290.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375457	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375457. Member loan 375457 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	phoenixville hospital	Debt-to-income ratio:	20.22%
Length of employment:	4 years	Location:	phoenixvile, PA

Home town:	Newark
Current & past employers:	phoenixville hospital, christiana hospital
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

would like to consolidate 3 credit cards and a line of credit. I will close all accounts once they are paid off.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,731.00	Public Records On File:	1
Revolving Line Utilization:	96.20%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375462	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375462. Member loan 375462 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Retired	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	EL PASO, TX

Home town:
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

To help pay for a car.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375517	$3,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375517. Member loan 375517 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,416 / month
Current employer:	Warner Bros. Television	Debt-to-income ratio:	4.89%
Length of employment:	2 months	Location:	BURBANK, CA

Home town:	Memphis
Current & past employers:	Warner Bros. Television, Black Entertainment Television, Epiphany Public Relations
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I need to move my furniture from Atlanta to Los Angeles.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,305.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375522	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375522. Member loan 375522 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	American Eagle Airlines (AMR Corp)	Debt-to-income ratio:	17.26%
Length of employment:	9 years 2 months	Location:	Grand Prairie, TX

Home town:	Oklahoma City
Current & past employers:	American Eagle Airlines (AMR Corp), American Eagle Airlines (AMR Corp)
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

This loan will go toward paying off two high interest credit card accounts. Both accounts have changed their terms of agreement within the last 3 months. The first one raised the interest rate to 24.95% and the second one is now Prime Rate + 11.74% (approx 26.73%). This is despite never having missed a payment, never making a late payment, never going over the credit limit, and usually making more than the minimum payment due. Both accounts will be closed.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,998.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375535	$9,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375535. Member loan 375535 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	erepublic inc.	Debt-to-income ratio:	9.68%
Length of employment:	2 years 4 months	Location:	sacramento, CA

Home town:	ukiah
Current & past employers:	erepublic inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Loan: get a better interest rate than i currently do

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$2,058.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375538	$16,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375538. Member loan 375538 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	copiague minimart inc	Debt-to-income ratio:	4.35%
Length of employment:	8 years	Location:	HOLTSVILLE, NY

Home town:
Current & past employers:	copiague minimart inc, Titan Systems, Virginia Beach, VA, AT&T inc, Dayton, NJ
Education:	Gujarat University, Ahmedabad, India 1980

This borrower member posted the following loan description, which has not been verified:

home improvement unsecured personal loan

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	11
Revolving Credit Balance:	$13,171.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375556	$9,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375556. Member loan 375556 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Reactive NanoTechnologies, Inc.	Debt-to-income ratio:	9.43%
Length of employment:	3 years 6 months	Location:	Columbia, MD

Home town:	Kuwait City
Current & past employers:	Reactive NanoTechnologies, Inc.
Education:	Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I actually just consolidated a card with a line of credit, but the rate I got, while better than the original card, was not great. I am hoping LendingClub can provide a better rate and help me pay off this card faster with similar monthly payments (currently $250/mo.).

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375576

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375576	$9,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375576. Member loan 375576 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,881 / month
Current employer:	n/a	Debt-to-income ratio:	19.81%
Length of employment:	2 years 7 months	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

Hello. I am trying to get my financial house in order. Over the past 5 years, I ran up a ridiculous amount of credit card debt. I have paid it consistently and have a good FICO score. What I would really love is to consolidate a couple of small bills into one manageable payment. I am looking into finding a part-time job right now, but with the job market being what it is I am not going to expect any miracles.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,594.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375618	$19,400	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375618. Member loan 375618 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brackenridge hospital	Debt-to-income ratio:	13.88%
Length of employment:	5 years	Location:	pflugerville, TX

Home town:
Current & past employers:	Brackenridge hospital, none
Education:

This borrower member posted the following loan description, which has not been verified:

please lower interest rate.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375664	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375664. Member loan 375664 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$12,667 / month
Current employer:	JH Co.	Debt-to-income ratio:	10.26%
Length of employment:	2 years 10 months	Location:	Scottsdale, AZ

Home town:	Forest City
Current & past employers:	JH Co.
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Our son, age 8, is extremely bright and is attending a private school. Frankly, he'd get completely lost in the public school system here in Arizona. We have been making the huge trade-off to have him in school at the extreme price-tag of $22,000 per year, and have been able to take advantage of monthly payment plans offered by school or lending institutions so far. However, now they have discontinued the monthly plan, and no lenders are offering financing options for K-12 education purposes. We are employed and need to spread his education costs out over a year. Please help!!! Our son is currently thriving in the school environment he's in, and we don't want him to lose all of the progress he's made!!!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,377.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375687

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375687	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375687. Member loan 375687 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,312 / month
Current employer:	Kimberly-Clark Corporation	Debt-to-income ratio:	5.65%
Length of employment:	1 year 1 month	Location:	Appleton, WI

Home town:	Appleton
Current & past employers:	Kimberly-Clark Corporation
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

I am currently in the process of buying a 38.5 acre recreational property in the Upper Peninsula of Michigan. I currently have ~10% the 15% down payment requirement and need a small loan to cover the other half plus the closing costs associated with the main loan. This is a beautiful property and anyone who has been to the Upper Peninsula knows why many call it God's Country. I am a Michigan Technological University graduate and a dream from school is getting a property like the one I am close to obtaining. If you want to know more feel free to ask me any questions and I would be happy to answer.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,606.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 375690

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375690	$14,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375690. Member loan 375690 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Alela Fine Carpentry	Debt-to-income ratio:	11.05%
Length of employment:	4 years	Location:	Coral Springs, FL

Home town:	Miami
Current & past employers:	Alela Fine Carpentry
Education:	Trade

This borrower member posted the following loan description, which has not been verified:

I have been working as a carpenter for over 10 years, with a great experience in the profession. Currently I am a in charge of the whole operation, I think this is a good moment to beging with my own gig.I have been able to save some money and still need some extra funds to start the business. this is a great oportunity, because I am in the middle of a very affluent town( clientele) and I already have clients of my own. I foresee profit of close to $ 120.000 a year. I

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,512.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375709	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375709. Member loan 375709 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	MRM Entertainment Inc.	Debt-to-income ratio:	17.44%
Length of employment:	25 years 3 months	Location:	Las Vegas, NV

Home town:
Current & past employers:	MRM Entertainment Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

My company has been in business for 25 years. For all of this time we have been customers of Bank of America, with an exemplary record -- never late on anything, no bounced checks, perfect A++ rating. Last December, as a "thank you" for our quarter century of solid business, Bank of America cut our business credit. This left us without the "bridge" capital that we use for seasonal fluctuations in our business income. Our contracts are usually enacted in the 2nd and 3rd quarters of each year. Therefore, around January each year, we have used our credit means to "bridge" operational costs and payments, to get to the next series of contracts. And that is the reason for this request. It was as a result of a TV news story that I have decided to try this, to see if we can make it work. Although we are a small family company, in the last two tax years our company did a solid $157,000 and $148,000 in taxable revenue, respectively. We can fax or email you the tax returns as proof. The two principals both have excellent credit rating. I can also provide you with both FICA scores. This small amount we are seeking will help us at a time when our company needs this "bridge". We can either pay it off incrementally, or in full upon the occasion of our next contract. Our last contract was worth $84,000, and the one we are now in the process of securing will be at least that much. This is one of four permanent clients, plus others as we make the sale. I will gladly provide complete details, when requested. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,142.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375748	$10,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375748. Member loan 375748 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Seacost nursing and rehab center	Debt-to-income ratio:	12.68%
Length of employment:	3 years 5 months	Location:	Danvers, MA

Home town:	west newton
Current & past employers:	Seacost nursing and rehab center, center for optimum care
Education:	North Shore Community College

This borrower member posted the following loan description, which has not been verified:

I would like to eliminate all my credit cards into a personal loan for 48 months.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$23,722.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375763

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375763	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375763. Member loan 375763 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,958 / month
Current employer:	Quinn Emanuel Urquhart Oliver & Hedges, LLP	Debt-to-income ratio:	7.90%
Length of employment:	3 years 4 months	Location:	Jersey City, NJ

Home town:
Current & past employers:	Quinn Emanuel Urquhart Oliver & Hedges, LLP
Education:	Cornell

This borrower member posted the following loan description, which has not been verified:

I am investing the money from this loan, along with my own substantial savings, to open an additional branch of a successful family-owned small business. The business will be run by others in the family, and I will keep my day job (as an attorney), so even if the business does not work out I am able to pay the debt comfortably. This is an excellent opportunity to put our money to work!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,393.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375779	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375779. Member loan 375779 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,491 / month
Current employer:	island cafe	Debt-to-income ratio:	2.70%
Length of employment:	2 years 5 months	Location:	rosedale, NY

Home town:	Salinas
Current & past employers:	island cafe, housewife
Education:	Ponce School of Medicine

This borrower member posted the following loan description, which has not been verified:

pay off student loans credit card faster

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	47
Revolving Credit Balance:	$13,282.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375782

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375782	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375782. Member loan 375782 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	19.81%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:	Long Island
Current & past employers:	Department of Defense (DOD), Florida Department of Law Enforcement
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Im recovering from the holidays and need to renew my car insurance, register my car in another state etc.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	73
Revolving Credit Balance:	$9,754.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375897	$7,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375897. Member loan 375897 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,583 / month
Current employer:	Seawinns Security	Debt-to-income ratio:	15.47%
Length of employment:	1 month	Location:	Fort Worth, TX

Home town:	Fort Worth
Current & past employers:	Seawinns Security, Hobby Town USA
Education:	Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

I managed to stay debt free for a long time, but after meeting my wife and having a son, I found out how quickly things can build up. I have had 690-700 credit score for a long time, though as of lately with the times, It may have come down a bit. I usually paid early and twice to three times minimums on monthly payments, NOT including payments I would make in addition. My current Wells Fargo account is charging me over 25% interest, and told me flat out that they have NO options for me. Aswell as GE account that is higher then that. I am moving to a rent free location and started a new job at the beginning of the year, I want to make LARGE payments and rapidly become debt free as I once was. But with high interest rates, and banks endless fees and constant changes, I'ts nearly impossible to keep up. I want to move everything to one account, with a good rate, and move in a POSITIVE direction, not just meerly hold a good credit score. The loan I am looking for will go completely to my credit cards, and allow me to pay on the loan. Thank you in advance for the consideration.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,249.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375937

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375937	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375937. Member loan 375937 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	11.89%
Length of employment:	8 years	Location:	REGO PARK, NY

Home town:	NYC
Current & past employers:	The Corcoran Group, Benjamin James
Education:	NYIT

This borrower member posted the following loan description, which has not been verified:

I just wanted to put a few credit cards and an auto loan under 1 umbrella.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,565.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375954	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375954. Member loan 375954 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Blue Cross Blue Shield	Debt-to-income ratio:	12.42%
Length of employment:	14 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Blue Cross Blue Shield
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I have recently inherited my childhood home from my parents. Overall, the home is in good condition but there are some improvements I would like to make (residing, landscaping) in order to get the home market ready or rentable. It will be going on the market as soon as the renovations are complete and if it does not sell quickly I will be renting it out for additional income. This loan will be paid back in 10 months maximum, earlier if the house sells. Thank you for taking the time to review my request.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	70
Revolving Credit Balance:	$55,429.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375969	$7,000	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375969. Member loan 375969 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sea World of Florida	Debt-to-income ratio:	10.44%
Length of employment:	17 years 6 months	Location:	Orlando, FL

Home town:	St.Paul
Current & past employers:	Sea World of Florida, Hilton Grand Vacation Club
Education:	Univ. of Minn.

This borrower member posted the following loan description, which has not been verified:

consolidation credit card,medical expenses and personal payday loans into one loan.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,402.00	Public Records On File:	1
Revolving Line Utilization:	80.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 375973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375973	$22,550	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375973. Member loan 375973 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Arcticlear Water	Debt-to-income ratio:	7.48%
Length of employment:	5 years	Location:	Hamilton, MI

Home town:	Zeeland
Current & past employers:	Arcticlear Water
Education:

This borrower member posted the following loan description, which has not been verified:

Want to get a loan to pay off credit cards so I can get a better rate and to get rid of the credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,404.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376019

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376019	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376019. Member loan 376019 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wise Construction	Debt-to-income ratio:	18.85%
Length of employment:	1 year	Location:	SANDY, UT

Home town:	Sandy
Current & past employers:	Wise Construction, Old Time Handyman Construction
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate debt and pay for vehicle expenses. I have another personal loan I would like to consolidate as well as a few small credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376036	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376036. Member loan 376036 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	HL Seafood	Debt-to-income ratio:	22.45%
Length of employment:	1 year 4 months	Location:	Morro Bay, CA

Home town:	Minneapolis
Current & past employers:	HL Seafood, Wells Fargo
Education:	Grinnell College, University of St. Thomas at Saint Paul

This borrower member posted the following loan description, which has not been verified:

Pursuing our dreams, my business partner and I are buying a publication business at the end of February. We found a long neglected property in a Great upper middle-class area, with lots of prosperous advertisers. There is little overhead in the business -- and we believe we can double revenues from $800k to $1.5M + in 18 months simply because the owner has done nothing with the business for two years. We have the capital for the down payment, we simply want a cash cushion (just in case!) over the first few months after closing.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,194.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376052	$12,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376052. Member loan 376052 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fidelity Group Inc.	Debt-to-income ratio:	15.57%
Length of employment:	2 years	Location:	GARDEN GROVE, CA

Home town:	La Mirada
Current & past employers:	Fidelity Group Inc., Fidelity Froup Inc.
Education:	Cypress College

This borrower member posted the following loan description, which has not been verified:

Its true one can not borrow his/her way out of debt but there comes a time when credit card interest rates become outragously high and it makes it extremely difficult to even keep up. The reason for this loan is to cosolidate my high interest credit cards, I have never been late on a payment and i plan on staying on that track since I am also saving to purchase a home for my fiance and i within the next year.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,501.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376055	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376055. Member loan 376055 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.43%
Length of employment:	n/a	Location:	Laurel, MS

Home town:	Pachuta
Current & past employers:	SouthGroup
Education:	University of Mississippi Main Campus

This borrower member posted the following loan description, which has not been verified:

Have close to 20,000 in hospital bills and dr bills from recent stay in hospital stay. Have ins to cover all but $5000.00. Need this loan to pay that off.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1968	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,627.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376056	$8,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376056. Member loan 376056 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Citrix Systems Inc	Debt-to-income ratio:	10.03%
Length of employment:	5 years 6 months	Location:	DEERFIELD BEACH, FL

Home town:	Oakfield
Current & past employers:	Citrix Systems Inc
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'm requesting a loan to repair my toyota supra and get it back on the road.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,646.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376091	$2,000	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376091. Member loan 376091 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MERCURY INSURANCE	Debt-to-income ratio:	1.11%
Length of employment:	2 years	Location:	CHINO, CA

Home town:	upland
Current & past employers:	MERCURY INSURANCE
Education:

This borrower member posted the following loan description, which has not been verified:

my reason for a personal loan request is to pay off my credit card debt and for rent as well.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2008	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,834.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376100	$25,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376100. Member loan 376100 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Atlas Engineering	Debt-to-income ratio:	4.33%
Length of employment:	2 years	Location:	Kingwood, TX

Home town:	Houston
Current & past employers:	Atlas Engineering
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I am going to use the money to invest in foreclosed homes. I currently own 5 rental properties all of which are rented. I have been purchasing, rehabbing, and turning distressted properties in rental homes since 2002. The longest any of my properites have gone unrented is 5 days.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1973	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 376101

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376101	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376101. Member loan 376101 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District	Debt-to-income ratio:	2.68%
Length of employment:	1 year 6 months	Location:	Bloomingdale, IL

Home town:	Chicago
Current & past employers:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District
Education:	Western Illinois University

This borrower member posted the following loan description, which has not been verified:

I am a 25 year old male a year and a half out of college. I am a medical assistand at an oncolgy medical office and a paid on call (POC) firefighter for my home town. My parents paid for the majority of my college tuition, but I told them I would pay for the last year of school. I paid off my tuition through my credit card and it's sitting on a high rate, along with all the training I went through this past year for my jobs. I attended the Fire Academy and EMT-B (emergency medical technician basic) for the fire department. Then I did phlebotomy training for my medical assistant job. I would like to take care of my bills in a more efficient way. Also my family is going through a bit of a rough patch right now. My father has been unemployed for some time now and my mom who had a kidney transplant this past year, is working again. My parents have supported me my whole life and now I would like to show them my gratitude. I would like to help my family without completely wiping out my bank account. This loan is a way for me to make my finacial situation easier along with helping my family through this rough time

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,004.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376124

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376124	$21,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376124. Member loan 376124 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Xanadu Group Inc	Debt-to-income ratio:	14.99%
Length of employment:	9 years 9 months	Location:	Lafayette, NJ

Home town:	Lafayette
Current & past employers:	Xanadu Group Inc
Education:	Fairleigh Dickinson University-College at Florham, County College of Morris, Sussex County Community College

This borrower member posted the following loan description, which has not been verified:

I am rebuilding this lake house and am short of funds due to a partner backing out. It was purchased in foreclosure at $100,000 under value and needed about $30,000 in updates. I put up the purchase price and my partner was to provide the funds for rebuilding but backed out after purchase. I only had $10,000 of my own money left so I am looking for the balance. It should be completed with by Valentine's Day and back onto the market. At the current time it would be the least expensive 3 bedroom house-only 2 blocks from the lake beach and recreational facitilities-in the township so should go very quickly. At that time the loan would be repaid in full. This is a great opportunity with good real estate to back it up.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	17
Revolving Credit Balance:	$11,856.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376127	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376127. Member loan 376127 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,203 / month
Current employer:	Access Intelligence	Debt-to-income ratio:	14.13%
Length of employment:	3 years 8 months	Location:	Woodhaven, NY

Home town:	Barrackpore
Current & past employers:	Access Intelligence, Queens Tribune LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,168.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376138

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376138	$3,600	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376138. Member loan 376138 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Ford Motor	Debt-to-income ratio:	3.50%
Length of employment:	14 years	Location:	Berea, OH

Home town:	Berea
Current & past employers:	Ford Motor, Executone Information Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Purchase woodworking tools to turn hobby into a part time business.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,514.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376147	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376147. Member loan 376147 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kumho Tire USA	Debt-to-income ratio:	19.83%
Length of employment:	1 year	Location:	Englewood, NJ

Home town:	Los Angeles
Current & past employers:	Kumho Tire USA, Samsung Electronics
Education:	London School of Economics

This borrower member posted the following loan description, which has not been verified:

I am getting married in April and would like to finance $10,000 for honeymoon & other minor expenses. Please help me.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,284.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376159	$6,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376159. Member loan 376159 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Columbus Airport Authority	Debt-to-income ratio:	15.83%
Length of employment:	8 years 10 months	Location:	COLUMBUS, OH

Home town:	Columbus
Current & past employers:	Columbus Airport Authority, COSI Columbus
Education:	Columbus State Community College, Otterbein College

This borrower member posted the following loan description, which has not been verified:

Medical Loan

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,503.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376161	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376161. Member loan 376161 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Physician's office	Debt-to-income ratio:	4.27%
Length of employment:	7 years	Location:	McLean, VA

Home town:	McLean
Current & past employers:	Physician's office, U.S. Department of Treasury, Media General, Gannett Co.
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

Hi, I'm a recent college graduate who is currently employed full-time, making a lucrative salary at a medical office. The reason I'm seeking a loan is to repay my family and friends who were compassionate and caring enough to loan me money to pay for my college tuition personally so I wouldn't have to incur those terrible student loan rates. I know it seems contradictory that I'd now seek a loan and eat the interest when the whole point of borrowing from family was to avoid that, but my intentions are good: those same family and friends who loved me enough to help me are now struggling with today's economic situation, and they have their families to support. I, on the other hand, make a good salary and have very limited bills (I don't have any rent, car, or utilities bills) and am single. So if I can help my loved ones the same way they helped me, then getting a loan is a sacrifice I'm wiling to make for them. I'm exploring all of my options (i.e. credit lines, bank loans) and Lending Club is one that was suggested to me as a viable alternative to those, which is why I'm posting this. Just to briefly hit the highlights of my profile/why I'm a good candidate for a loan: - Great credit score, in the 700s - Annual salary of $50,000 + part-time freelance writing/editing work for an additional $2,000 or so. I can fax a pay stub to Lending Club or lenders if necessary. - Job security is as strong as can be, especially in this day and age. I'm at no risk of being laid off, something for which I'm very grateful. - Very few monthly bill obligations (no rent, no car payment, no utilities to pay) - I'm a high-character person. I'm as honest as it gets.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,288.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376184	$21,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376184. Member loan 376184 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	F&C Truck Sales and Service	Debt-to-income ratio:	18.09%
Length of employment:	2 years 3 months	Location:	Granite City, IL

Home town:	Sullivan
Current & past employers:	F&C Truck Sales and Service, Rental Property Owner
Education:	Rolla Technical Institute, East Central College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to pay off my debt faster. I used my resources to refab my duplex and would now like to consolidate my debt to one loan with out using the home's equity. I would be able to pay as much as $600-$800.00 monthly.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,289.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376211	$13,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376211. Member loan 376211 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,669 / month
Current employer:	Mississippi Department of Employment Security	Debt-to-income ratio:	20.11%
Length of employment:	15 years 11 months	Location:	Brandon, MS

Home town:	Bastrop
Current & past employers:	Mississippi Department of Employment Security
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credit cards currently one with a amount of $3,600 and an american express with $10,000.00. The interest amount on one is 28.99% and the other at 27.22%. I wish to pay off both amounts with an unsecured loan at a reasonable APR. Your website indicated that payments can be made from my checking account which helps in no longer receiving a late payment charge. I will request that the balance amount be reduce to $1000 on one card and the other card has been cut up. The interest is killing me. I need assistance. I want to have the amount paid off in 24 months.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,755.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376227

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376227	$8,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376227. Member loan 376227 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	15.05%
Length of employment:	8 years 9 months	Location:	COSTA MESA, CA

Home town:	Park Ridge
Current & past employers:	Wells Fargo Bank, Children's Home and Aid Society of Illinois, Pejus, inc., Youth Homes, Youth and Shelter Services
Education:	Augustana College, University of Iowa

This borrower member posted the following loan description, which has not been verified:

I need some extra money this year to pay my income taxes and to pay off some credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	14
Revolving Credit Balance:	$26,295.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376238

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376238	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376238. Member loan 376238 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	HARRY JEFFCOAT	Debt-to-income ratio:	6.68%
Length of employment:	5 years 7 months	Location:	FAIRHOPE, AK

Home town:	Pensacola
Current & past employers:	HARRY JEFFCOAT
Education:	Auburn University

This borrower member posted the following loan description, which has not been verified:

Me and my wife (with better credit than mine!) will be using this loan for the sole purpose of consolidating some credit cards. All the funds will be used for this purpose.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,139.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376249

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376249	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376249. Member loan 376249 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Seaside Maintenance	Debt-to-income ratio:	7.80%
Length of employment:	2 years 7 months	Location:	Long Beach, CA

Home town:
Current & past employers:	Seaside Maintenance
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance a new welding machine. I run a commercial and industrial property maintenance company serving Los Angeles and Orange Counties. I have been approached by multiple property managers for welding needs (fence repairs, securing properties, metal repairs, etc.). I believe the incremental new work will more than pay for the machine. At minimum, this is what I expect: Estimated number of jobs per month: 10 Average cost per job: $500 Average profit per job: 35% ($175) Total profit per month: $1,750

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,749.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376258

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376258	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376258. Member loan 376258 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,958 / month
Current employer:	Acxiom Corporation	Debt-to-income ratio:	12.02%
Length of employment:	21 years 6 months	Location:	Forest Lake, MN

Home town:	Mora
Current & past employers:	Acxiom Corporation, Deluxe
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a short term loan which I fully expect to pay off in Sept of 2009. I am part owner in a seasonal food vending business at the MN State Fair. We have been in business for 11 years now and every year our sales have gone up. We are in again in 2009. This is NOT a business loan, it is for me personally. I tell you about the Seasonal business as that is how I plan on paying off the remaining balance of this loan come Sept, which is right after our event. I am fully confident in this again as we have been in business for 11 years. I am also employed full time at the same company for 21 years. I am in a level 2 leadership position. I have a good credit rating, a FICO score above 700 and am a responsible person. I have simply fell behind financially over the last few months. I am also current on my bills and plan on keeping it that way. Thus the reason for this loan is to help me keep afloat between now and September. This will allow me to stay current on my loans and also provide for my family. Last year I put more money against some debt and am making good progress where I can see I should have saved more for living expenses. Though it did feel very good to pay of some of that revolving credit. :) Securing this loan will allow me to stay current on my bills while also being able to better provide for my kids. I can see light at the end of the tunnel and I really appreciate your reviewing of my loan request. Thanks, Jeff Note: I am not sure if this is what I was to put here as it is my first time at lending club.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	17
Revolving Credit Balance:	$48,818.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376270

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376270	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376270. Member loan 376270 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Carterville, MO

Home town:	Joplin
Current & past employers:
Education:	Missouri Southern State University, Pittsburg State University, University of Missouri

This borrower member posted the following loan description, which has not been verified:

I am trying to build onto my home in preparation of our first baby that is due in March. I am trying to build on an extra bedroom and bathroom as well as fix up the roof. I am a full time police officer and make ample income to repay this loan. I also have a strong credit history which proves positive payments. Any and all help is much appreciated. Thanks in advance.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376278

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376278	$2,400	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376278. Member loan 376278 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	Michaels Stores	Debt-to-income ratio:	2.14%
Length of employment:	1 year 6 months	Location:	Surprise, AZ

Home town:	Evanston
Current & past employers:	Michaels Stores, Peoples Energy
Education:

This borrower member posted the following loan description, which has not been verified:

To start my business I need to pay an initial amount down and they are offering a cheaper amount if its paid in full

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$948.00	Public Records On File:	1
Revolving Line Utilization:	13.50%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376281

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376281	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376281. Member loan 376281 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	FussBall Features	Debt-to-income ratio:	19.66%
Length of employment:	5 years 5 months	Location:	Miami, FL

Home town:	Charleston
Current & past employers:	FussBall Features, Pepsi Bottling Group, Northrop Grumman, Lifetime, Food Network, USA Network
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Howdy! I'm 28 yr old freelance director/cinematographer in the entertainment industry. Instead of heading to law school after receiving a BS and BA from the university of FL, I followed my heart into an industry in which I both love and excel. I've piled up a substantial amount of credit debt in the process of learning my trade, all of which I pay on time every month. I would like to use this loan to both consolidate what I owe and provide financing for an endeavour that I am confident will provide a handsome pay off in roughly the next year. Even if this endeavour were to fall through, I will continue my work in a freelance capacity and benefit from a lower interest rate. You rock for helping others! Thanks!

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,129.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376295	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376295. Member loan 376295 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Winland Electronics	Debt-to-income ratio:	0.32%
Length of employment:	3 months	Location:	Mankato, MN

Home town:	Soldotna
Current & past employers:	Winland Electronics, CM Solutions, Plexus, ACT Manufacturing, SCI (now Sanmina)
Education:	South Dakota School of Mines and Technology, Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

We have relocated due to a job situation. We are renting an apartment 800+ miles away from our mortgaged house. We have remained up to date on the mortgage and all utilities, which have remained on due to up keep of the house. We have been paying to have someone look after and do routine maintenance on the house. We have an offer on the house, but it is less than the amount we owe on the mortgage. We want to accept this offer on our house to get out from under our mortgage for a remote home. A 3 year $20,000 loan at 21% (which is lending club's highest stated rate) is still less than our current mortgage payment. We can afford the Lending Club's loan payment and it would remove the burden of long-distance upkeep and concern for the property.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376302	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376302. Member loan 376302 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Smiths Medical	Debt-to-income ratio:	6.71%
Length of employment:	1 year 1 month	Location:	Minneapolis, MN

Home town:	Northfield
Current & past employers:	Smiths Medical, Medtronic
Education:	Hamline University, University of St. Thomas - Opus College of Business - MBA

This borrower member posted the following loan description, which has not been verified:

I just finished a kitchen remodel at my home that I funded on my credit card and I would like to pay it off with a loan from Lending Club if I can. I have owned another home before that I lived in for two years, fixed up, and made a profit on, and that is my goal with this home once I reach the two year mark. I have always been very responsible in paying my bills and have a very stable job as a marketing manager for a international medical device company. I make have a good chunk of school debt from obtaining my MBA, but am aggressively paying that down with the great salary I have now. Now, I would like to do the same with my high interest credit card debt and thought this would be a great way to go about it - people helping people is just what the economy needs I think! Thanks for looking at my request.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,490.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376314	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376314. Member loan 376314 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Waschko's Pharmacy	Debt-to-income ratio:	24.37%
Length of employment:	10 years 6 months	Location:	Sugarloaf, PA

Home town:	Hazleton
Current & past employers:	Waschko's Pharmacy
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

I am a 27 year old male and I am looking to first pay my lawyer for the fees that I owe him. I am also looking to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,711.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367145

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367145	$5,600	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367145. Member loan 367145 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Elevate Lounge	Debt-to-income ratio:	1.50%
Length of employment:	3 months	Location:	North Hollywood, CA

Home town:	Coventry
Current & past employers:	Elevate Lounge, AlliedBarton
Education:

This borrower member posted the following loan description, which has not been verified:

I'm taking the loan to buy a top shelf Apple Mac Pro setup, several peripherals, and a couple of software packs. This is for a feature film that will be shooting next year, and also for sidework in the months prior. My job allows me to pay it off in 6-12 months, and the sidework I would get from having the setup would only increase the loan payments.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$506.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367777	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367777. Member loan 367777 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Foodstuffs	Debt-to-income ratio:	5.52%
Length of employment:	15 years	Location:	Libertyville, IL

Home town:	Skokie
Current & past employers:	Foodstuffs
Education:	Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

Foodstuffs is a retail gourmet food store serving the suburbs of Chicago. We have been in business for 30 years with 4 stores and a catering department. Foodstuffs would use this loan for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373583	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373583. Member loan 373583 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Evergreen Shipping	Debt-to-income ratio:	13.79%
Length of employment:	3 years 6 months	Location:	Bayonne, NJ

Home town:
Current & past employers:	Evergreen Shipping
Education:	St. Peter's College

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to consolidate my and my wifes bills into one monthly payment.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,976.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 374567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374567	$16,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374567. Member loan 374567 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	The Mayo Clinic	Debt-to-income ratio:	21.73%
Length of employment:	4 months	Location:	ROCHESTER, MN

Home town:	St. Cloud
Current & past employers:	The Mayo Clinic
Education:	St. Cloud State University, Cornell College

This borrower member posted the following loan description, which has not been verified:

I am a full-time employee at the Mayo Clinic. I pay anywhere from $400-$500 a month for a variety of bills such as student loans and credit lines and I would like to have one monthly payment with a fixed interest rate and fixed term so that I can become debt-free as soon as possible.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,310.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 375682

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375682	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375682. Member loan 375682 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	VERONIS SUHLER STEVENSON	Debt-to-income ratio:	2.90%
Length of employment:	5 years 10 months	Location:	BROOKLYN, NY

Home town:	Aylesbury
Current & past employers:	VERONIS SUHLER STEVENSON, JP Morgan, Solomon Smith Barney, Unilever
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I recently took advantage of a Citibank balance transfer offer of 4%, and last month I got a letter from them saying that the APR on my two card accounts was to be increased to 16% - including any balance transfers I had made previously. My other card with Citibank has no balance, but the card I used for the transfer has $10,000 on it - I basically consolidated everything into this card - so now I would like to clear this card and just pay off a fixed rate installment loan instead. I have never missed a payment or done anything else to warrant this rate increase from Citibank. When I called them to ask why, they said it was nothing to do with my credit or payment history. I am not having any problems paying this account, I just don't think Citibank should take $100 a month from me in interest based on what they have done - I'd rather see it go to ordinary people.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,338.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 375975

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375975	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375975. Member loan 375975 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	righway auto sales	Debt-to-income ratio:	3.34%
Length of employment:	8 years	Location:	OKLAHOMA CITY, OK

Home town:	caracas
Current & past employers:	righway auto sales, group one
Education:	university ucv

This borrower member posted the following loan description, which has not been verified:

my fiance and i going to invest in a very successful family business that is up and running probably pay loan in one year or less thanks

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,600.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 376088

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376088	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376088. Member loan 376088 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ibew local 351	Debt-to-income ratio:	3.70%
Length of employment:	8 years	Location:	willingboro, NJ

Home town:	paterson
Current & past employers:	ibew local 351, fms bank
Education:	ibew apprenticeship program

This borrower member posted the following loan description, which has not been verified:

20,000 loan to consolidate bills,improve credit rating.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	10
Revolving Credit Balance:	$14,499.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376144

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376144	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376144. Member loan 376144 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,750 / month
Current employer:	FXCM	Debt-to-income ratio:	2.32%
Length of employment:	2 months	Location:	EDGEWATER, NJ

Home town:	Leningrad
Current & past employers:	FXCM
Education:	University of Hartford, Bergen Community College

This borrower member posted the following loan description, which has not been verified:

The loan I am requesting is for two seperate needs, The first is to pay off the remaining due for my school so i can maintain studying and persue my buisness degree. The second part of the loan is to complete my equity training so i can accept a new job at a equity training firm.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,121.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376175	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376175. Member loan 376175 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Quadrangle Development Corporation	Debt-to-income ratio:	3.08%
Length of employment:	2 years 1 month	Location:	Washington, DC

Home town:	East Hartford
Current & past employers:	Quadrangle Development Corporation, PricewaterhouseCoopers
Education:	Johnson C. Smith University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have been investing in real estate for about two years. I recently purchased a new personal residence that I used most of my free cash to acquire. I came across a great real estate deal that I want to complete. In the past, hard money lenders would simply lend on investment properties based on the loan to value but now the hard money lenders want you to put up a down payment as well. That brings me to Lending Club. The terms through Lending Club allow me to still meet my investment parameters so I figured I would give it a try. The loan will be used as the downpayment for an investment property that I am going to repair and resell. The property is in the Petworth area of Washington, DC. The purchase price is $160,000 and the repairs are estimated at $55,000 with a $5,000 contingency ($60,000 total repair estimate) for a total of $220,000 (62% of value) to acquire and fix up the property. The after repair value of the property is $355,000 which is conversative. My hard money lender looked at the deal and immediately said it was solid. The hard money is lined up but the lender requires that I have some "skin in the game" in this environment so he wants me to put down $20,000 as a downpayment. I am able to pay $5,000 and I am looking for a loan to pay the rest. I look forward to us all making some money!

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376283	$5,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376283. Member loan 376283 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	jk construction	Debt-to-income ratio:	21.88%
Length of employment:	10 years	Location:	HAYWARD, CA

Home town:	Prague
Current & past employers:	jk construction, self employed
Education:	Euro bussines school

This borrower member posted the following loan description, which has not been verified:

I have small construction company for a couple of years. I mostly working by myself or with a helper small repairs and remodeling. At this moment I`m standing in front of an opportunity to sing a contract for a bigger job. Unfortunately before I do so I have to provide certain insurance and small bond to cover unexpected circumstances. The above mentioned amount would help me to acquire this job and move my company into a other dimension. I would appreciate the help. thank you very much

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,271.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376397

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376397	$4,500	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376397. Member loan 376397 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,082 / month
Current employer:	walmart supercenter	Debt-to-income ratio:	20.32%
Length of employment:	3 years 3 months	Location:	spokane, WA

Home town:	west palm beach
Current & past employers:	walmart supercenter, tuesday morning, Sears Essentials, blockbuster video
Education:	The Art Institute of Fort Lauderdale Inc.

This borrower member posted the following loan description, which has not been verified:

Hi...I didnt know where to put my loan request because it wouldve been used for many other things...But anyway let me introduce myself, my name is Pete, im 26 years of age and live in the state of Washington state. I moved here about almost close to a year ago from my hometown in Florida, yes different climate change. My reason for moving was because i needed new scenery and wanted to pursue what I went to college for which is something in the industry. I majored for media arts and animation and got my bachelor's. When I came to Washington I thought I would find promising jobs but the only thing they have in any interest when it came to the art field was web designing and my skills arent to par in that field. So here I am working in retail and I have been with my company for 3 years now but the scene is gettign old and I still have dreams of breaking into the industry and showing what I can do. My next move will be to California because I know thats where I can make it where i wanna be and pursue my career, only problem is i have not the funds to carry out my plans. With medicine I must purchase for my diabetes, high blood presure, and seeing kidney specialists every now and then not to mention car payments, enterainment, phone bills and rent its been hard to save up when the things i need to suvive is what I sacrifice for which i dont mind because its an ac t of survival. This loan not only will help me out with my moving expenses but will also help out when it comes to some of the bills I need to pay but I mainly need it for the move from washington to Cali...I ma forever grateful if someone would be willing to help me thank you for your time most apprciated

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376408

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376408	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376408. Member loan 376408 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Ascension Health	Debt-to-income ratio:	10.62%
Length of employment:	2 years	Location:	Bridgeton, MO

Home town:	St. Louis
Current & past employers:	Ascension Health, Zenith Administrators
Education:	American Intercontinental University Online

This borrower member posted the following loan description, which has not been verified:

This loan will assist in expanding my Forex (Foreign Exchange) company ?Sovereign Wealth Company? (http://www.sovereignwealthcompany.com/). Currently I have a total of 30 clients with a goal of 100 by the end of 2010 calendar year. Ninety percent of the capital received from will go towards the purchase of top tier computer hardware which will dramatically increase the speed at which I am able to analyze & execute orders on behalf of my clients. In addition, I have already hired software engineers from several countries to create what might be some of the most dynamic trading software in the industry today. The remaining capital will go toward maintenance fee's of the software. Currently my software executes the trades based on the changes in the market trend along with several other proprietary factors. The trading software performs at the highest modeling quality level of 90%. This simple means that for every 10 trades I place in the Forex (Foreign Exchange) market 9 will not only result in a profit, but will reach its intended profit target. To verify the performance of my robots, I am providing lenders access to my virtual sever account where live unmonitored trading is taking place. Once inside you will have the ability to view the full performance of the robots over a 30 day trading period. To receive immediate access please contact me to request access. Return On Investment: I plan to successfully fulfill my loan commitment via my company management fee system. The Sovereign Wealth Company Management fees are a hybrid fee system based on traditional hedge funds. In turn for successfully trading each client's account the Sovereign Wealth Company receives 20% from profit made through each member's account. To some people who are used to investing in a far less dynamic market place, 20% per month on profits may seem a bit over the top, but when you factor in that the Sovereign Wealth Company could produce account increases of 10% to 40% per month it's all relative when compare to yearly fee's charged by money managers in other industries. The profits from my company have been consistent and very accurate and I see no change in the near or distant future. Finally, the Forex market is by a far a get-rich-quick scheme, instead it is the engine that sustains every business transaction on the planet day in and day out.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,933.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376420	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376420. Member loan 376420 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Nortel Networks	Debt-to-income ratio:	3.02%
Length of employment:	10 years 11 months	Location:	Wylie, TX

Home town:	Indianapolis
Current & past employers:	Nortel Networks, United Parcel Service
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am part owner in a commercial piece of property and I want to start my own business.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376430	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376430. Member loan 376430 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Polygon Visual Effects, LLC	Debt-to-income ratio:	22.46%
Length of employment:	5 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Polygon Visual Effects, LLC, Polygon Visual Effects
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

It's now time to face my credit card debt problem. I've been using the credit card for film projects and rent when I was in school & during the time i was unemployed. With the economic crisis at hand the credit card companies have raised my APR AND the minimum balance I need to pay and it's snow balling. I tried my best managing them but I think it's time that i get help. And I heard about lending club on npr so I am giving a try.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,049.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376438	$4,500	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376438. Member loan 376438 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Olive Garden	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	College Station, TX

Home town:	Killeen
Current & past employers:	Olive Garden, Bryan Independent School District
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I will be getting an engagement ring for my girlfriend. The ring is 5200, but I have 700 saved at the moment. I have money coming in within the next couple of months, but I would like to get the ring asap.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376478	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376478. Member loan 376478 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Kroger Co.	Debt-to-income ratio:	17.94%
Length of employment:	3 years 6 months	Location:	Weston, WV

Home town:	Weston
Current & past employers:	Kroger Co., Rite Aid
Education:	West Virginia University, Glenville State College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my and my wifes credit card debt.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	21
Revolving Credit Balance:	$15,206.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376484

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376484	$4,500	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376484. Member loan 376484 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Spherion Managed Services	Debt-to-income ratio:	5.65%
Length of employment:	2 years	Location:	Redmond, WA

Home town:	Fremont
Current & past employers:	Spherion Managed Services, Northwest Archaeological Association
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Ran into a situation that required me to retain a lawyer, this loan will cover the entire retainer for the duration of the case. I have never needed a lawyer before and coming up with this money quickly is essential to a good resolution of this situation. I'm a young professional who makes over 50k a year in a stable industry but with credit markets drying up everywhere due to the current economic crisis I thought maybe I could find some help here.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,925.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376485	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376485. Member loan 376485 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Atlas Paving LLC	Debt-to-income ratio:	9.74%
Length of employment:	1 year 2 months	Location:	Toledo, OH

Home town:	Toledo
Current & past employers:	Atlas Paving LLC, Peace Corps, CM Media, Inc.
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

The construction industry has been one of the slowest to take advantage of the communication and information technology involved with the internet. I have an idea for a unique networking website that will bring customers/property owners/developers/project managers together with contractors at almost no cost and in a way that will facilitate communication and trust between all the stakeholders involved.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,376.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376486

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376486	$13,750	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376486. Member loan 376486 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Youth Contact	Debt-to-income ratio:	21.46%
Length of employment:	2 years 7 months	Location:	Portland, OR

Home town:	Chicago
Current & past employers:	Youth Contact
Education:	Loras College, Columbia College Chicago, Portland State University

This borrower member posted the following loan description, which has not been verified:

Employed Family Therapist seeks to pay back grad-school debts on non-profit salary.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,439.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376490	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376490. Member loan 376490 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	catskill regional medical center	Debt-to-income ratio:	12.21%
Length of employment:	7 years	Location:	Grahamsville, NY

Home town:	Liberty
Current & past employers:	catskill regional medical center
Education:	Sullivan County Community College

This borrower member posted the following loan description, which has not been verified:

36-48 month loan

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,506.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376499

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376499	$24,250	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376499. Member loan 376499 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	LookaBooka, Inc.	Debt-to-income ratio:	11.49%
Length of employment:	3 years 4 months	Location:	Los Angeles, CA

Home town:	Madison
Current & past employers:	LookaBooka, Inc., Time Warner, Inc. (Warner Bros.)
Education:	UCLA

This borrower member posted the following loan description, which has not been verified:

Debt consolidation at better interest rate

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69,716.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 376508

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376508	$2,725	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376508. Member loan 376508 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	eddie braun	Debt-to-income ratio:	10.55%
Length of employment:	4 years	Location:	ruston, LA

Home town:	covington
Current & past employers:	eddie braun
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

i have two credit cards with over 20% interest and I'm looking for a loan for the amount of 6800 so i can form one bill and a much lower interest rate then jp morgan has to offer. i have never once been late on either credit payment i would just simply like to make my life easier by paying a fixed amount over time.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,226.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376513

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376513	$14,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376513. Member loan 376513 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	San Jose Earthquakes soccer team	Debt-to-income ratio:	13.80%
Length of employment:	3 months	Location:	San Francisco, CA

Home town:	Pasadena
Current & past employers:	San Jose Earthquakes soccer team, Los Angeles Clippers
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

While moving to a new city in between jobs, I ran up a credit card debt I would like to relieve. I now have a very stable job as an executive in sales. I make a great base salary with a generous commission. But my credit cards carry heavy interest rates, and I'm looking for more comfort in repaying my debts. My main problem earlier was spending irresponsibly while trying to get acclimated to a new city with new friends, but I've since curtailed my spending considerably to a responsible, conservative level. I'm not entirely sure how this works, but I'm willing to supply any additional information that a lender would need. Thank you very much for your time and consideration.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,047.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Posting Report Supplement No. 110 dated January 30, 2009